As filed with the Securities and Exchange Commission on December 26, 2012

Registration No. 333-69420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DIMECO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2250152
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

820 Church Street

Honesdale, Pennsylvania

(Address of Principal Executive Offices)

Dimeco, Inc

2000 Independent Directors Stock Option Plan

(Full title of the plan)

Gary C. Beilman

President and Chief Executive Officer

Dimeco, Inc.

820 Church Street

Honesdale, Pennsylvania 18431

(Name and address of agent for service)

(570) 253-1970

(Telephone number, including area code, of agent for service)

Copies to:

Sean P. Kehoe

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW – Suite 900

Washington, DC 20005

(202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 filed by Dimeco, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-69420) filed by the Company on September 14, 2001 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities that may be offered or sold under the Dimeco, Inc. 2000 Independent Directors Stock Option Plan.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities previously registered under the Registration Statement that have not been sold or otherwise issued as of the date of this Post-Effective Amendment and remove from registration an indeterminate amount of plan interests previously registered under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honesdale, State of Pennsylvania on December 26, 2012.

DIMECO, INC.

By:	/s/ Gary C. Beilman
Gary C. Beilman President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary C. Beilman
Gary C. Beilman	President, Chief Executive Officer and Director (principal executive officer)	December 26, 2012

/s/ Maureen H. Beilman
Maureen H. Beilman	Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 26, 2012

* William E. Schwarz	Chairman of the Board	December 26, 2012

Barbara Jeanne Genzlinger	Director	December 26, 2012

* Robert E. Genirs	Director	December 26, 2012

* John S. Kiesendahl	Director	December 26, 2012
* Thomas A. Peifer	Director	December 26, 2012

* Henry M. Skier	Director	December 26, 2012

* John F. Spall	Director	December 26, 2012

Todd J. Stephens	Director	December 26, 2012

*Maureen H. Beilman, by signing her name, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission in the Registration Statement on Form S-8 filed with the Commission on September 14, 2001.